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               [LEBOEUF, LAMB, GREEN & MACRAE L.L.P. LETTERHEAD]

                                                                   Exhibit 5.2


                                             March 18, 2002


Peoples Energy Corporation
130 East Randolph Drive
Chicago, IL  60601


Ladies and Gentlemen:

                  We have acted as special counsel for Peoples Energy Corporation, an Illinois corporation (the "Company"), and PEC Funding Trust I, a statutory business trust created under the Business Trust Act of the State of Delaware (the "Trust"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), of a Registration Statement on Form S-3 (the "Registration Statement"), relating to up to $500,000,000 in aggregate amount of (i) the Company's debt securities, comprising unsecured senior debt securities and unsecured subordinated debt securities, (ii) the Company's common stock, no par value, and the common stock purchase rights attached thereto,
(iii) the Company's preferred stock, no par value, (iv) the Company's stock purchase contracts (the "Purchase Contracts"), and (v) the Trust's preferred trust securities (the "Preferred Trust Securities") and the Company's guarantee of the Preferred Trust Securities, to be issued pursuant to a Preferred Securities Guarantee Agreement, the form of which is filed as an exhibit to the Registration Statement (the "Preferred Securities Guarantee"). The debt securities, the common stock and the common stock purchase rights attached thereto, the preferred stock, the Purchase Contracts, and the Preferred Trust Securities and the guarantee will be issued from time to time pursuant to the provisions of Rule 415 under the Securities Act.

                  As such counsel, we have examined the originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, together with the exhibits thereto, including the form of Preferred Securities Guarantee, and such corporate records, certificates and other documents as we have considered necessary for the purposes of this opinion. In such

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Peoples Energy Corporation
March 18, 2002
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examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies and the authenticity of the original of such latter documents. As to any facts material to our opinion, we have, when relevant facts were not independently established, relied upon the aforesaid records, certificates and documents. We have also assumed the regularity of all corporate procedures.

                  Based on the foregoing examination, and subject to the qualifications and limitations contained herein, we are of the opinion that:

      1. when (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act and the Preferred Securities Guarantee shall have been duly qualified under the Trust Indenture Act; and (ii) a prospectus supplement with respect to the Preferred Securities
      Guarantee and the Preferred Trust Securities shall have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder, no further authorization, consent or approval by any regulatory authority will be required with respect to the performance by the Company of its obligations with respect to the Preferred Securities Guarantee.

      2. when (i) the Preferred Securities Guarantee shall have been duly executed and delivered by the Company and the trustee thereunder; and
      (ii) the Preferred Trust Securities have been duly issued and sold and the purchase price therefor has been received by the Trust in the manner contemplated by the prospectus supplement relating thereto, the Preferred Securities Guarantee will constitute a valid and binding obligation of the Company (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors' rights generally and to general principles of equity, regardless of whether such principles are considered in a proceeding in equity or at law).

      3. when (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act and (ii) a prospectus supplement with respect to the Purchase Contracts shall have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder, no further authorization, consent or approval by any regulatory authority will be required for the valid issuance of the Purchase Contracts.

      4. when (i) a Purchase Contract Agreement relating to the Purchase Contracts (the "Purchase Contract Agreement") shall have been duly authorized and validly executed and delivered by the parties thereto and
      (ii) the Purchase Contracts shall have been duly authorized and validly executed and issued in accordance with the Purchase Contract Agreement relating to such Purchase Contracts for the consideration contemplated in the prospectus supplement, such Purchase Contracts will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their

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Peoples Energy Corporation
March 18, 2002
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      terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors' rights generally and to general principles of equity, regardless of whether such principles are considered in a proceeding in equity or at law).

                  Our opinion is limited to the laws of the State of New York and the federal laws of the United States of America. We do not express an opinion with respect to the "blue sky" or securities laws of any state.

                  We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and the use of our name under the heading "Legal Matters" in the Prospectus constituting a part of the Registration Statement and any amendments or supplements to the Registration Statement or Prospectus. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Commission's rules and regulations thereunder.

                                       Very truly yours,



                                       LeBoeuf, Lamb, Greene & MacRae, L.L.P.